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                         Exhibit 10.1 (1)
                       EMPLOYMENT AGREEMENT - PRESIDENT

     This Employment Agreement (the "Agreement") is effective as of August 1, 2001, by and between Pyramid Oil Company, a California corporation (the "Employer") and J. Ben Hathaway (the "Employee"). In consideration of the mutual promises made in this Agreement, the parties agree as follows.

     1.00.  TERM OF EMPLOYMENT.

     1.01. TERM. The Employer employs the Employee, and the Employee accepts employment with the Employer, for a Term of three years beginning on August 1, 2001. The full Term of this Agreement (three years) shall be automatically renewed on each succeeding annual anniversary date unless either party, which is not then in material default of this Agreement, shall have given the other party written notice of non-renewal at least 90 days prior to the next succeeding annual anniversary date. Upon proper and timely notice of non-renewal, there will then be two years remaining to the end of the then current Term after the end of the year of the Term in which the notice of non-renewal is given. Provided, however, that the Employer may not give notice of non-renewal unless such notice is authorized by the vote or written consent of at least a majority of the voting power of the Board of Directors of the Employer.

     1.03. EARLIER TERMINATION. This Agreement may be terminated earlier only as provided subsequently in this Agreement.

     2.00.  DUTIES AND OBLIGATIONS OF THE EMPLOYEE.

     2.01. TITLE AND DESCRIPTION OF DUTIES. The Employee shall serve as the President of the Employer. In that capacity, the Employee shall do and perform all services, acts, or things necessary or advisable to fulfill the duties of a corporate President. However, the Employee shall at all times be subject to the direction and policies established by the Board of Directors of the Employer.

     2.02. DEVOTION OF TIME TO THE EMPLOYER'S BUSINESS. (a) The Employee shall devote a sufficient amount of his productive time, ability, and attention to the business of the Employer to reasonably carry out his duties as President during the Term of this Agreement. (b) During the Term of this Agreement, the Employee shall not engage in any other substantial business duties or pursuits that materially interfere with the performance of the services required under this Agreement. The expenditure of reasonable amounts of time for other permissible outside activities, (e.g., educational, charitable, or professional activities) shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required under this Agreement and shall not require the prior written consent of the Employer's Board of Directors. (c) This Agreement shall not be interpreted to prohibit the Employee from making passive personal investments or conducting private business affairs if those activities do not materially interfere with the services required under this Agreement.



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     2.04.  UNIQUENESS OF THE EMPLOYEE'S SERVICES.  The Employer represents and agrees that the services to be performed under the terms of this Agreement by the Employee require a broad breadth of experience in the oil and gas industry in general, and specific knowledge of the operations of the Employer in particular; which are of a special, unique, unusual, extraordinary, and intellectual character that few other qualified individuals possess who are available to fill this position, such that the Employer is willing to provide the inducements set out in this Agreement to retain the Employee.

     3.00.  OBLIGATIONS OF THE EMPLOYER.

     3.01. GENERAL DESCRIPTION. The Employer shall provide the Employee with the compensation, incentives, benefits, and business expense reimbursement specified elsewhere in this Agreement.

     3.02. OFFICE, STAFF, AND OTHER SUPPORT. The Employer shall provide the Employee with the current standard of support provided including but not limited to an ISDN line, laptop and desk PC, cellular telephone, office space, and administrative and clerical support suitable to the Employee's position and adequate for the performance of his duties.

     3.03. INDEMNIFICATION OF LOSSES OF THE EMPLOYEE. The Employer shall indemnify the Employee for all necessary expenditures or losses incurred by the Employee in direct consequence of the discharge of his duties on the Employer's behalf.

     4.00.  COMPENSATION OF EMPLOYEE.

     4.01. ANNUAL SALARY. (a) As compensation for the services to be rendered by the Employee under this Agreement, the Employer shall pay the Employee an annual salary at the rate per annum of $100,000, payable in equal semi-monthly installments of $4,167 on the 15th and final day of each month during the period of employment. (b) The Employee shall receive annual increases in salary in an amount to be determined by the Employer's Board of Directors.

     4.02. SALARY CONTINUATION DURING DISABILITY. If the Employee for any reason whatsoever becomes permanently disabled so that he is unable to perform the duties prescribed in this Agreement, the Employer agrees to pay the Employee 75% of the Employee's annual salary, payable in the same manner as provided for the payment of salary, for the remainder of the then current employment Term provided for in this Agreement.

     4.03. OTHER COMPENSATION. In the event the Employer's Board of Directors institutes any additional compensation or incentive plans for its management level employees (including, but not limited to stock bonus plans, profit sharing, and the like) the Employee shall participate in the same to a degree commensurate with his position with the Employer.





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     5.00.  EMPLOYEE BENEFITS.

     5.01. ANNUAL VACATION. The Employee shall be entitled to five weeks vacation time each year with full pay. The Employee may be absent from his employment for vacation only at such times as the Employers Board of Directors and Employee shall reasonably agree from time to time. If the Employee is unable for any reason to take the total amount of authorized vacation time during any year, he may accrue that time and add it to vacation time for any following year or, in the Employee's sole discretion, receive a cash payment in an amount equal to the amount of annual salary attributable to that period.

     5.02. ILLNESS. The Employee shall be entitled to an unlimited number of days per year as sick leave with full pay.

     5.03. DEATH BENEFITS. If the Employee should die during the Term of his employment, the Employer agrees to pay his surviving spouse, designee, or estate the remaining sums due under the then current Term of this Agreement at the time of his death.

     5.04. USE OF THE EMPLOYER-SUPPLIED AUTOMOBILE. (a) During the Term of employment under this Agreement, the Employee shall be entitled to the full use of an American made or comparable automobile, SUV, or truck of his own choice in the price range of $35,000 to $45,000. (b) Every two years, on return to the Employer of the Employers automobile then being used by the Employee, the Employee shall be entitled to the full use of a new vehicle in the same price range. (c) The Employer also agrees to pay all operating expenses of any nature whatsoever with regard to such vehicle, and to procure and maintain in force a liability insurance policy on the vehicle, with coverage including the Employee, in the minimum amounts of $500,000 for bodily injury or death to each person per occurrence, and $1,000,000 total per occurrence. (d) If the Employee is prohibited by order of any court from holding or using a drivers license, the Employee will no longer be entitled to this benefit, but shall instead receive the cash value of such benefit on an annualized basis.

     5.05. GROUP LIFE INSURANCE. The Employer agrees to include the Employee under the Employers group term life insurance coverage in an amount equal to at least $50,000.

     5.06. GROUP MEDICAL INSURANCE. The Employer shall provide the Employee with medical coverage during the employment Term by obtaining medical insurance covering the Employee.

     5.07. DENTAL COVERAGE. The Employer shall provide the Employee with dental coverage during the employment Term by obtaining dental insurance covering the Employee.

     6.00.  BUSINESS EXPENSES.

     6.01. BUSINESS EXPENSES. The Employer shall promptly reimburse the Employee for all reasonable business expenses incurred by the Employee including expenditures for entertainment, gifts, and travel.

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     6.02.  REPAYMENT BY THE EMPLOYEE OF DISALLOWED BUSINESS EXPENSES.  In the
event that any expenses paid for the Employee or any reimbursement of expenses paid to the Employee shall, on audit or other examination of the Employer's income tax returns, be determined not to be allowable deductions from the Employer's gross income, and in the further event that any such determination is acceded to by the Employer or made final by the appropriate federal or state taxing authority or a final judgment of a court of competent jurisdiction, and no appeal is taken from the judgment or the applicable period for filing notice of appeal has expired, the Employee shall repay to the Employer the amount of the disallowed expenses.

     7.00.  TERMINATION OF EMPLOYMENT.

     7.01. TERMINATION FOR CAUSE. (a) The Employer reserves the right to terminate this Agreement only if the Employee (1) willfully breaches or habitually neglects substantial and material duties that he is required to perform under the terms of this Agreement, or (2) commits acts of dishonesty, fraud, misrepresentation, or other acts of moral turpitude that substantially and materially adversely affects the Employer's operations, and that would prevent the future effective performance of his duties. (b) The Employer may at its option terminate this Agreement for the reasons stated in this section by giving written notice of termination to the Employee without prejudice to any other remedy to which the Employer may be entitled either at law, in equity, or under this Agreement. (c) The notice of termination required by this section shall specify the ground for the termination and shall be supported by a statement of all relevant facts. (d) Termination under this section shall be considered "for cause" for the purposes of this Agreement.
(e) Upon a termination for cause, the Employer shall immediately pay the Employee 75% of the sums otherwise due under the then current full remaining Term of this Agreement.

     7.02. TERMINATION WITHOUT CAUSE. (a) This Agreement shall be terminated upon the death of the Employee. (b) The Employer reserves the right to terminate this Agreement not less than six months after the Employee suffers any physical or mental disability that would prevent the performance of his essential job duties under this Agreement, unless reasonable accommodation can be made to allow the Employee to continue working. (c) Termination under this section shall be effected by giving 30 days written notice of termination to the Employee. (d) Termination under this section shall be considered "without cause" for the purposes of this Agreement. (e) Upon a termination without cause, the Employer shall immediately pay the Employee or his surviving spouse, designee, successor, assign, personal representative, or estate the sums otherwise due under the then current full remaining Term of this Agreement.

     7.03. EFFECT OF MERGER, TRANSFER OF ASSETS, OR DISSOLUTION. (a) This Agreement shall not be terminated by any voluntary or involuntary dissolution of the Employer resulting from either a merger or consolidation in which the Employer is not the consolidated or surviving corporation, or a transfer of all or substantially all of the assets of the Employer. (b) In the event of any such merger or consolidation or transfer of assets, the Employer's rights, benefits, and obligations hereunder shall be assigned to the surviving or

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resulting corporation or the transferee of the Employer's assets. The surviving corporation or the transferee of the Employer's assets shall be bound by and shall have the benefit of the provisions of this Agreement, and the Employer shall take all actions necessary to insure that any such corporation or transferee is bound by the provisions of this Agreement. (c) Alternatively, prior to the close of the subject transaction (which will result in the merger or consolidation in which the Employer is not the consolidated or surviving corporation, or the transfer of all or substantially all of the assets of the Employer) such corporation or transferee may elect to terminate this Agreement upon which it will (prior to or contemporaneously with the close of such transaction) pay the Employee the sums otherwise due under the then current full remaining Term of this Agreement.

     7.04. TERMINATION IN EVENT OF BANKRUPTCY OR SIMILAR PROCEEDINGS. (a) This Agreement shall be terminated if the Employer (1) Files a petition in bankruptcy court or is adjudicated a bankrupt; (2) Institutes or permits to be instituted any procedure in bankruptcy court for reorganization or rearrangement of its financial affairs; (3) Has a receiver of its assets or property appointed because of insolvency; or (4) Makes a general assignment for the benefits of creditors. (b) Termination shall be effected upon 30 days of written notice of termination by either party. (c) Termination under this section shall be considered "without cause" for purposes of this Agreement, and the Employee shall be entitled to payment as provided under Section 7.02.

     7.05. TERMINATION UPON BREACH OR TRANSFER. Upon the breach of this Agreement by the Employer of any of its obligations under sections 3.00 through 7.00 of this Agreement or upon transfer of the Employee's principal place of employment for the Employer outside of the Bakersfield area, the Employee in his sole discretion may terminate his obligations under this Agreement by giving the Employer at least 30 days written notice. Termination under this section shall be considered "without cause" for purposes of this Agreement, and the Employee shall be entitled to the payments provided under
Section 7.02.

     7.06. TERMINATION BY THE EMPLOYEE. The Employee in his sole discretion may terminate his obligations under this Agreement at any time for any reason by giving the Employer at least one month notice. Termination under this section shall be considered "for cause" for purposes of this Agreement, and the Employee shall be entitled to the payments provided under Section 7.01.

     8.00.  GENERAL PROVISIONS.

     8.01. NOTICES. Any notices to be given by either party to the other shall be in writing and may be transmitted either by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the most recent addresses appearing in the records of the Employer, and each party may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of three business days from the date of mailing.


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     8.02.  ATTORNEYS' FEES AND COSTS.  If any legal action is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

     8.03. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the employment of the Employee by the Employer, and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied in this Agreement, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.

     8.04. MODIFICATIONS. Any modification of this Agreement will be effective only if it is in writing signed by the party or parties to be charged.

     8.05. EFFECT OF WAIVER. The failure of either party to insist on the strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at anyone time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

     8.06. PARTIAL INVALIDITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

     8.07. OPINIONS; DETERMINATIONS. Where the terms of this Agreement provide for actions to be based on the opinion, judgment, approval, consent, review, certification, or determination of any party, such terms are not intended to be and shall not be construed as permitting such opinion, judgment, approval, consent, review, certification, or determination to be arbitrary, capricious, or unreasonable.

     8.08. LAW GOVERNING AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     8.09. SUCCESSORS; ASSIGNS. The terms, covenants, and obligations under this Agreement shall be binding upon the heirs, executors, administrators, successors, and assigns of the parties. No party shall sell, assign, transfer, convey, or encumber this Agreement or any right or interest under the same, or permit any such assignment, transfer, or encumbrance to occur by operation of law without the prior written consent of the other party, which consent shall not be unreasonably withheld. The sale, assignment, or transfer of any interest in the Agreement shall not serve to invalidate any term of this Agreement or affect the terms, covenants, and obligations under this Agreement. The successor, transferee, or its legal representatives shall agree

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in writing with the other party or parties to personally assume, perform, and be bound by this Agreement.

     8.10. WARRANTIES, IDENTITY, AUTHORITY. The parties represent and warrant each for itself as follows: a) its respective legal status is that which is set out in this Agreement, b) the names used in this Agreement are their true, full legal names, c) the relationships stated in this Agreement are true, and d) each has the authority to bind itself and/or the relevant legal entity to the terms and conditions of this Agreement.


                                 SIGNATURES

The parties have executed this Agreement on July 19, 2001 unless otherwise indicated below.

                 "Employer"                            "Employee"

             PYRAMID OIL COMPANY
           A California Corporation

              JOHN H. ALEXANDER                       J. BEN HATHAWAY
    By ---------------------------------         By ----------------------
       John H. Alexander, Vice President               J. Ben Hathaway

              LEE G. CHRISTIANSON
    By ---------------------------------
        Lee G. Christianson, Secretary